CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-32942; 333-31284; 333-83147; 333-80883; 333-79727; 333-62055;
333-19071; 33-53915; 33-64377 and 33-53572; 33-34607, 33-18322, 2-92355, 2-87495
and 2-79751; and 33-20797) of Computer Associates International, Inc. and subsidiaries and related prospectuses of our report dated May 26, 1999, with respect to the consolidated financial statements and schedule of Computer Associates International, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                                  /S/ERNST & YOUNG LLP

New York, New York
June 8, 2000